Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

CC Neuberger Principal Holdings II

200 Park Avenue, 58th Floor

New York, New York 10166

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“SPAC”), Vector Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of the SPAC (“New CCNB”), and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated as of December 9, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the SPAC, New CCNB, Griffey Global Holdings, Inc., a Delaware corporation (the “Company”), Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New CCNB (“Domestication Merger Sub”), Vector Merger Sub 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of the SPAC (“Vector Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of the SPAC (“Vector Merger Sub 2) and for limited purposes as set forth in the Business Combination Agreement, Griffey Investors, LP, a Delaware limited partnership, pursuant to which, among other things, (i) New CCNB will convert into a Delaware corporation (the “Statutory Conversion”), (ii) following the Statutory Conversion, the SPAC will merge with and into Domestication Merger Sub (the “Domestication Merger”), with Domestication Merger Sub surviving the Domestication Merger (the “Domestication Surviving Company”), (iii) following the Domestication Merger, G Merger Sub I will merge with and into the Company (the “First Getty Merger”), with the Company surviving the First Getty Merger (the “First Surviving Company”) and (iv) immediately following the First Getty Merger, the First Surviving Company will merge with and into G Merger Sub 2 (the “Second Getty Merger,” and together with the First Getty Merger, the “Getty Mergers”, and together with the Domestication Merger, the “Mergers”), with G Merger Sub 2 surviving the Second Getty Merger as a wholly owned subsidiary of the First Surviving Company (the “Final Surviving Company”), on the terms and subject to the conditions therein (the transactions contemplated by the Business Combination Agreement, including the Mergers, the “Transaction”). In connection with the Transaction, SPAC is seeking commitments from interested investors to purchase, following the Domestication Merger and prior to the Getty Mergers, shares of New CCNB’s Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On December 9, 2021, SPAC and New CCNB entered into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors”), pursuant to which the Other Investors have agreed to purchase on the closing date of the Transaction an aggregate amount of up to 15,000,000 Shares, at the Per Share Purchase Price (the “Other PIPE Investment Shares”). As of the date hereof, the Investor has agreed to purchase on the closing date of the Transaction an aggregate amount of Shares (as set forth on the signature page hereto), at the Per Share Purchase Price, and such issuance of Shares shall be in addition to the Other PIPE Investment Shares. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

References to the “Issuer” shall refer to the SPAC for all periods prior to completion of the Domestication Merger and to New CCNB for all periods after completion of the Domestication Merger.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Issuer acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Issuer the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Issuer reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its, his or her acceptance, and the same shall be deemed to be accepted by Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Issuer; Issuer may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Transaction, the Shares that will be purchased by the Investor and issued by Issuer pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.            Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of, the Transaction. Upon delivery of written notice from (or on behalf of) Issuer to the Investor (the “Closing Notice”), that Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Issuer, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Issuer in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. At the Closing, a number of Shares shall be issued to the Investor set forth on the signature page to this Subscription Agreement and subsequently such Shares shall be registered in book entry form in the name of the Investor on Issuer’s share register; provided, however, that the obligation to issue the Shares to the Investor is contingent upon Issuer having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within ten (10) business days following the Closing Date specified in the Closing Notice, Issuer shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its, his or her obligation to purchase the Shares at the Closing upon the delivery by Issuer of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.            Closing Conditions.

a.            The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)            (A) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.            The obligation of Issuer to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing; and (ii) all obligations, covenants and agreements of the Investor required to be performed by it, him or her at or prior to the Closing shall have been performed in all material respects.

c.            The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived by the Investor) that (i) all representations and warranties of Issuer contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Issuer of each of the representations and warranties of Issuer contained in this Subscription Agreement as of the Closing; (ii) all obligations, covenants and agreements of Issuer required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects; (iii) there shall have been no amendment or modification to the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement, except to the extent consented to in writing by Investor; provided that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 9.3(c) of the Business Combination Agreement (or the effects thereof); and (iv) New CCNB’s initial listing application with The New York Stock Exchange (“NYSE”) in connection with the Transaction shall have been conditionally approved and, immediately following the closing of the Transaction, New CCNB would satisfy any applicable listing requirements of NYSE as at the Closing Date, and the Shares shall have been approved for listing on NYSE, subject to official notice of issuance.

4.            Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.            Issuer Representations and Warranties. Issuer represents and warrants to the Investor that (provided that no representation or warranty by Issuer shall apply to any statement or information in the SEC Reports (as defined below) that relates to the topics referenced in the Statement (as defined below), any reclassification of the Issuer’s public shares or any other accounting matters with respect to Issuer’s securities or expenses or other initial public offering related matters, nor shall any correction, amendment or restatement of Issuer’s filings or financial statements arising from or relating to the Statement or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be material for purposes of this Subscription Agreement or be deemed to be a breach of any representation or warranty by Issuer or a Material Adverse Effect):

a.            As of the date hereof, Issuer is an exempted company duly formed, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing, following the Domestication Merger, Issuer will be duly formed, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.            As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s certificate of incorporation (as adopted in connection with the Domestication Merger) or under the General Corporation Law of the State of Delaware.

c.            This Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.            The issuance and sale of the Shares and the compliance by Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the property or assets of Issuer is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of Issuer to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e.            As of their respective dates, all reports (the “SEC Reports”) required to be filed by Issuer with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor acknowledges that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the SEC or the Staff relating thereto or to other accounting matters related to Issuer’s securities or expenses or other initial public offering related matters, the “Statement”), (ii) Issuer continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports, including, without limitation, any changes to historical accounting policies of Issuer and any reclassification of the Issuer’s public shares in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to Issuer, including, without limitation, arising from or relating to Issuer’s review of the Statement shall be deemed not material for purposes of this Subscription Agreement.

f.            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Issuer to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g.            Other than (i) the Other Subscription Agreements, (ii) the Business Combination Agreement and any agreement explicitly contemplated thereby, (iii) any other subscription agreement entered into after the date of this Subscription Agreement with respect to the same class of shares being acquired by Investor hereunder and at the same Per Share Purchase Price and otherwise on substantially similar economic terms and in substantially similar form as this Subscription Agreement (each, a “Subsequent Subscription Agreement” and the investor thereunder, a “Subsequent Investor”), and (iv) any commercial agreement entered into after the date of this Subscription Agreement that is unrelated to the financing of the Company or New CCNB or fundraising in connection with the Transaction, the Issuer has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). No Subsequent Subscription Agreement and no Other Subscription Agreement (other than any subscription agreement entered into by CC Neuberger Principal Holdings II Sponsor LLC or Getty Investment L.L.C., or their affiliates which, however, shall be with respect to the same class of shares being acquired by Investor hereunder and at the same Per Share Purchase Price) includes terms and conditions that are materially more advantageous to any such Subsequent Investor or Other Investor than Investor hereunder, and no such Subsequent Subscription Agreement or Other Subscription Agreement has been amended in any material respect following the date of this Subscription Agreement.

h.            The Issuer has prior to the date, or shall on the first (1st) business day immediately following the date hereof, issued or issue one or more press releases or filed with the SEC a Current Report on Form 8-K that disclosed or discloses all material terms of the transactions contemplated hereby, by the Other Subscription Agreements and the Business Combination Agreement and other material nonpublic information that Issuer has provided to the Investor at any time prior to the date hereof.

6.            Investor Representations and Warranties. The Investor represents and warrants to Issuer that:

a.            The Investor (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Shares only for its, his or her own account and not for the account of others and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor further acknowledges that it, he or she is aware that the sale to it, him or her is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Shares for its, his or her own account.

b.            [Reserved.]

c.            The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom, and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Issuer files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d.            The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Issuer, the Company, and Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (collectively, the “Placement Agents”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer expressly set forth in Section 6 of this Subscription Agreement.

e.            The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f.            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Issuer, the Transaction and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it, he or she has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, including from the Company directly, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including but not limited to access to marketing materials and a virtual data room containing information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its, his or her investment. The Investor acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that it, he or she has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of Issuer or Company. Based on such information as the Investor has deemed appropriate and without reliance upon the Placement Agents, the Investor has independently made its, his or her own analysis and decision to enter into the Transaction. Except for the representations, warranties and agreements of the Issuer expressly set forth in any Subscription Agreement, the Investor is relying exclusively on its, his or her own sources of information, investment analysis and due diligence (including professional advice it, he or she deemed appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

g.            The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Issuer, the Company or a representative of Issuer or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Issuer, the Company or a representative of Issuer or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means and none of Issuer, Company or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Issuer, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Issuer contained in Section 5 of this Subscription Agreement, in making its, his or her investment or decision to invest in Issuer.

h.            The Investor acknowledges that it, he or she is aware that there are substantial risks incident to the purchase and ownership of the Shares, including but not limited to those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its, his or her own assessment and has satisfied itself, himself or herself concerning relevant tax and other economic considerations relative to its, his or her purchase of the Shares. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its, his or her investment in the Shares, has no need for liquidity with respect to its, his or her investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

i.            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Issuer. The Investor has determined based on its, his or her own independent review and such professional advice as the Investor deemed appropriate that its, his or her purchase of the Securities and participation in the Transaction are fully consistent with its, his or her financial needs, objectives and condition and is a suitable investment for the Investor, notwithstanding the risks inherent in investing in or holding the Securities. The Investor acknowledges specifically that a possibility of total loss exists.

j.            The Investor hereby acknowledges and agrees that (a) the Placement Agents are acting solely as placement agents in connection with the Transaction and are not acting as underwriters or in any other capacity and are not and shall not be construed as a fiduciary for the Investor, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transaction. In making its, his or her decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning Issuer, the Company, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

k.            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l.            The Investor has full power, right and legal capacity to execute and deliver this Subscription Agreement and to perform its, his or her obligations hereunder.

m.            This Subscription Agreement has been duly authorized, executed and delivered by the Investor. This Subscription Agreement is enforceable against the Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n.            The Investor is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) acting on behalf of one or more persons that are named on the OFAC Lists; (iii) located, resident or born in, or a citizen or national of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. The Investor also represents that, to the extent required, it, he or she maintains procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

o.            The Investor acknowledges that neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to Issuer, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Issuer.

p.            In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

q.            The Investor acknowledges that it, he or she is aware that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as financial advisors to the Company in connection with the Transaction.

r.            The Investor has and, when required to deliver payment to Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

s.            As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Issuer.

t.            The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its, his or her affiliates.

7.             Registration Rightsa.      .

a.            Issuer agrees that within forty-five (45) calendar days after the Closing, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies Issuer that it will “review” the Registration Statement) and (ii) ten (10) business days after Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its, his or her Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule. The Investor agrees to disclose its, his or her ownership to Issuer upon request to assist it, him or her in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its, his or her Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Issuer becomes eligible to use such Form S-3. The Investor acknowledges and agrees that the Issuer may delay the filing or suspend the use of the Registration Statement if the Issuer determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Issuer, would require premature disclosure of information that would adversely affect Issuer that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or would require the inclusion of financial statements that are unavailable to the Issuer for reasons beyond the Issuer’s control; provided, that, (I) Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) consecutive day period and (II) Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. If so directed by Issuer, the Investor will destroy all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Issuer’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Issuer such information regarding the Investor, the securities of Issuer held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Issuer to effect the registration of such Shares, and shall execute such documents in connection with such registration as Issuer may reasonably request that are customary of a selling shareholder in similar situations.

b.            Indemnification

(i)            Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Investor (to the extent a seller under the Registration Statement), its officers, directors, agents, partners, members, managers, stockholders, affiliates (within the meaning of Rule 405 under the Securities Act), employees and investment advisers, each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all claims, suits, actions, or litigation brought by a third party that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Investor furnished in writing to Issuer by or on behalf of Investor expressly for use therein (“Claim”), and any losses, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) as incurred as a result of such Claim. Issuer shall notify Investor of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Issuer is aware. Notwithstanding the forgoing, Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld or delayed).

(ii)            Investor shall, severally and not jointly with any Other Investor or other selling securityholder named in the Registration Statement, indemnify and hold harmless Issuer, its directors, officers, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Investor furnished in writing to Issuer by or on behalf of Investor expressly for use therein. In no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Investor (which consent shall not be unreasonably withheld or delayed).

(iii)            Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)            If the indemnification provided under this Section 7(b) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided that in no event shall the liability of Investor be greater in amount than the dollar amount of the net proceeds received by Investor upon the sale of the Shares giving rise to such contribution obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(b) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(b)(v) shall be individual, not joint and several, and in no event shall the liability of Investor hereunder exceed the net proceeds received by Investor upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

8.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, or (c) 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its, his or her covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Other Investors under an Other Subscription Agreement, and such Other Investor’s breach of any of its, his or her covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Issuer in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

9.            Trust Account Waiver. The Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated July 30, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriters of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself, himself or herself and its, his or her representatives hereby irrevocably waives any and all right, title and interest, or any claim of any kind it, he or she has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to Issuer’s public shareholders or to the underwriters of Issuer’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with Issuer to not exercise such redemption right.

10.            Miscellaneous.

a.            Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of Issuer and (ii) the Investor's rights under Section 7 may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 10(a) shall relieve the Investor of its, his or her obligations hereunder unless otherwise agreed to in writing by Issuer.

b.            Issuer may request from the Investor such additional information as Issuer may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges and agrees that if it, he or she does not provide Issuer with such requested information, Issuer may not be able to register the Investor's Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that Issuer may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of Issuer.

c.            The Investor acknowledges that Issuer, the Company, the Placement Agents, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify Issuer, the Company and the Placement Agents in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify Issuer and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d.            Issuer, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Issuer set forth in this Subscription Agreement.

e.            This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by Issuer of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

f.            This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(d), Section 10(e), this Section 10(f), Section 10(k) and Section 11 with respect to the persons specifically referenced therein, and Section 6 and Section 11 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

g.            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h.            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

i.            This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

j.            At any time, Issuer may (a) extend the time for the performance of any obligation or other act of the Investor, (b) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (c) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein. At any time, the Investor may (a) extend the time for the performance of any obligation or other act of Issuer, (b) waive any inaccuracy in the representations and warranties of Issuer contained herein or in any document delivered by Issuer pursuant hereto and (c) waive compliance with any agreement of Issuer or any condition to its, his or her own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

k.            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of this Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l.            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m.            Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it, he or she may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n.            Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)            if to Issuer, to:

CC Neuberger Principal Holdings II

200 Park Avenue,

58th Floor

New York, New York 10166

Attn: Matthew Skurbe

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Peter Seligson

o.            If Investor is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its, his or her assets and property.

p.            The Issuer shall use commercially reasonable efforts, if requested by Subscriber to, within five (5) business days of such request, (i) issue to the transfer agent a legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as the Issuer's counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (ii) if the Shares are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of the Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Investor; provided that, (A) the Issuer and its counsel may request and rely upon customary representations from the Investor in connection with delivery of such opinion and (B) notwithstanding the foregoing, the Issuer and its counsel will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

11.            Non-Reliance and Exculpation. The Investor acknowledges that it, he or she is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Issuer expressly contained in Section 5 of this Subscription Agreement, in making its, his or her investment or decision to invest in Issuer. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreement (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Issuer, the Company, the Placement Agents or any Non-Party Affiliate concerning Issuer, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Issuer, the Company, the Placement Agents or any of Issuer’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

12.            No Hedging. The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of Issuer prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of Issuer, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 12 shall not apply to long sales (including sales of securities held by the Investor, its, his or her controlled affiliates or any person or entity acting on behalf of the Investor or any of its, his or her controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its, his or her duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Issuer in the Closing Notice. To the extent the offering is oversubscribed the number of Shares received and the Subscription Amount may be less than the maximum number of Shares subscribed for.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SPAC and New CCNB have each accepted this Subscription Agreement as of the date set forth below.

CC NEUBERGER PRINCIPAL HOLDINGS II

By:
Name:
Title:

VECTOR HOLDING, LLC

By:
Name:
Title

Date:                  , 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box below.

ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.